                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A




                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (EVENT):  March 10, 1999
                         --------------





                          RANKIN AUTOMOTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)





COMMISSION FILE NO: 0-28812
                    -------

             Louisiana                                         72-0838383
    ----------------------------                           -------------------
    (State or other jurisdiction                           (I.R.S. Employer
           of incorporation)                               Identification No.)

       3709 S. MacArthur Drive
            Alexandria, LA                                        71302
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip code)



                                 (318) 487-1081
                                 --------------
               Registrant's telephone number, including Area Code

                    INFORMATION TO BE INCLUDED IN THE REPORT

         On March 25, 1999, Rankin Automotive Group, Inc. ("the Company") filed a report on Form 8-K with respect to its acquisitions of two auto parts companies, US. Parts Corporation in Houston, Texas, and Automotive & Industrial Supply Co., Inc. of Shreveport, Louisiana. Subsequently, on April 27, 1999, the Company consummated the purchase of Allied Distributing Company of Houston, Inc. and its subsidiary, Auto Parts Investment Group, Inc. At the time of the filing, it was impracticable to provide the financial statements and proforma financial information required to be filed relative to the acquired assets, and the Company stated in a report on Form 8-K that it intended to file the required financial statements and proforma financial information as soon as practicable, but no later than May 24, 1999. By filing this Form 8-K/A, the Company is amending and restating Item 2 and Item 7 of the Form 8-K to include actual purchase prices and such financial statements and pro forma financial information.

         The Company is providing three years of audited financial statements for Allied Distributing Company, Inc. and subsidiary, and one year of audited financial statements for Automotive & Industrial Supply Co., Inc. as required by the regulations. The Company is providing two years of audited financial statements for US. Parts Corporation rather than the three years required by the regulations. It is impractical to provide audited financial statements for US. Parts Corporation for the year ended December 31, 1996 since those financial statements have not previously been audited and it is not practical to have them audited at this time. US. Parts Corporation's inventories, which have not previously been audited as of the beginning of the year ended December 31, 1996, enter materially into the determination of its results of operations and of cash flows for the year ended December 31, 1996.

Item 2.  Acquisition of Assets

         On March 10,1999, the Company acquired from US. Parts Corporation its auto parts distribution center located in Houston, Texas as well as the seventeen stores that it operates throughout Houston. The total purchase price included 600,000 shares of Rankin Automotive Group, Inc. common stock, $13.6 million of cash (including $5.6 million to repay certain of US. Parts' obligations), issuance of a note payable for $40,000, the assumption of certain liabilities estimated at $4.5 million and certain other consideration. The cash portion of the purchase price was paid using proceeds from a credit facility established by the Company with Heller Financial, Inc.

         On March 11, 1999, the Company acquired from Automotive & Industrial Supply Co., Inc. (A&I) its auto parts distribution center located in Shreveport, Louisiana as well as the three stores that it operates in Shreveport and the store it operates in Marshall, Texas. The total purchase price included 51,613 shares of Rankin Automotive Group, Inc. common stock, $3.4 million of cash, the assumption of certain liabilities estimated at $1.2 million and certain other consideration. The cash portion of the purchase price was paid using proceeds from a credit facility established by the Company with Heller Financial, Inc.

         On April 27, 1999, the Company acquired from Allied Distributing Company of Houston, Inc. and it subsidiary, Auto Parts Investment Group, Inc., its auto parts distribution center and automotive paint division located in Houston, Texas and its auto parts distribution center in San Antonio as well as nine stores that it operates throughout Central and South Texas. The total purchase price included $9.7 million of cash (including $8.4 million to repay certain of Allied's obligations), the assumption of certain liabilities estimated at $7.5 million and certain other consideration. The cash portion of the purchase price was paid using proceeds from a credit facility established by the Company with Heller Financial, Inc.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         a. Financial Statements of Businesses Acquired.

         US. Parts Corporation Financial Statements for the years ended December 31, 1998 and 1997 and Independent Auditors' Report.

         Automotive & Industrial Supply Co., Inc. Financial Statements for the year ended December 31, 1998 and Independent Auditors' Report.

         Allied Distributing Company of Houston, Inc. and subsidiary Consolidated Financial Statements for the years ended December 31, 1997; 1996; and 1995 and Independent Auditors' Report.

         Allied Distributing Company of Houston, Inc. and subsidiary Unaudited Condensed Consolidated Financial Statements for the nine months ended September 30, 1998 and 1997.

         b. Pro Forma Financial Information

         Rankin Automotive Group, Inc. Pro Forma Condensed Financial Statements

         Rankin Automotive Group, Inc. Pro Forma Condensed Balance Sheet at
             November 25, 1998 (unaudited)

         Rankin Automotive Group, Inc. Notes to Pro Forma Condensed Balance
             Sheet at November 25, 1998 (unaudited)

         Rankin Automotive Group, Inc. Pro Forma Condensed Statement of
             Operations for the year ended February 25, 1998 (unaudited)

         Rankin Automotive Group, Inc. Pro Forma Combined Statement of
             Operations for the nine months ended November 25, 1998 (unaudited)

         Rankin Automotive Group, Inc. Notes to Pro Forma Condensed Statement of
             Operations for the year ended February 25, 1998 (unaudited) and nine months ended November 25, 1998 (unaudited)

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                             Rankin Automotive Group, Inc.
                                             -----------------------------
                                             (Registrant)


Dated: May 24, 1999                          /s/ Randall B. Rankin
                                             ---------------------
                                             Randall B. Rankin, Chief Executive
                                             Officer

             INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIALS


         a. Financial Statements of Businesses Acquired.

         US. Parts Corporation Financial Statements for the years ended December 31, 1998 and 1997 and Independent Auditors' Report.

         Automotive & Industrial Supply Co., Inc. Financial Statements for the year ended December 31, 1998 and Independent Auditors' Report.

         Allied Distributing Company of Houston, Inc. and subsidiary Consolidated Financial Statements for the years ended December 31, 1997; 1996; and 1995 and Independent Auditors' Report.

         Allied Distributing Company of Houston, Inc. and subsidiary Unaudited Condensed Consolidated Financial Statements for the nine months ended September 30, 1998 and 1997.

         b. Pro Forma Financial Information

         Rankin Automotive Group, Inc. Pro Forma Condensed Financial Statements

         Rankin Automotive Group, Inc. Pro Forma Condensed Balance Sheet at
             November 25, 1998 (unaudited)

         Rankin Automotive Group, Inc. Notes to Pro Forma Condensed Balance
             Sheet at November 25, 1998 (unaudited)

         Rankin Automotive Group, Inc. Pro Forma Condensed Statement of
             Operations for the year ended February 25, 1998 (unaudited)

         Rankin Automotive Group, Inc. Pro Forma Combined Statement of
             Operations for the nine months ended November 25, 1998 (unaudited)

         Rankin Automotive Group, Inc. Notes to Pro Forma Condensed Statement of
             Operations for the year ended February 25, 1998 (unaudited) and nine months ended November 25, 1998 (unaudited)

                              US. PARTS CORPORATION

                              Financial Statements

                           December 31, 1998 and 1997

                           (With Independent Auditors'
                                 Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
US. Parts Corporation:



We have audited the accompanying balance sheets of US. Parts Corporation (the Company) as of December 31, 1998 and 1997 and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of US. Parts Corporation at December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                  /s/ KPMG LLP

February 22, 1999

                              US. PARTS CORPORATION

                                 Balance Sheets

                           December 31, 1998 and 1997

                    ASSETS                                    1998               1997
                                                          ------------       ------------
Current assets:
    Cash                                                  $    120,239             74,690
    Accounts receivable, less allowance for
       doubtful accounts of $496,848 and $329,543
       for December 31, 1998 and 1997, respectively          2,848,584          2,005,143
    Other receivables                                        1,091,599            260,872
    Inventories, less allowance for overstocked
       and obsolete inventory of $199,869 for
       December 31, 1998 and 1997, respectively             12,891,626          9,941,990
    Prepaid expenses                                           283,606             68,790
                                                          ------------       ------------
                Total current assets                        17,235,654         12,351,485
                                                          ------------       ------------

Plant and equipment, net                                       764,335            686,169

Goodwill, less accumulated amortization                         43,414             46,750
                                                          ------------       ------------
                                                          $ 18,043,403         13,084,404
                                                          ============       ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current maturities of long-term debt                  $    116,136             84,000
    Accounts payable and accrued liabilities                 5,388,676          3,447,667
                                                          ------------       ------------
                Total current liabilities                    5,504,812          3,531,667
                                                          ------------       ------------
Long-term debt, excluding current maturities                 5,247,248          5,010,700

Stockholder loans                                              300,123            300,123
                                                          ------------       ------------
                Total liabilities                           11,052,183          8,842,490
                                                          ------------       ------------

Stockholders' equity:
    Common stock, $1.00 par value;
       authorized 1,000 shares, issued
       and outstanding 1,000 shares                              1,000              1,000
    Additional paid-in capital                                 610,671            610,671
    Retained earnings                                        6,379,549          3,630,243
                                                          ------------       ------------
                Total stockholders' equity                   6,991,220          4,241,914

Commitments and contingencies
                                                          ------------       ------------
                                                          $ 18,043,403         13,084,404
                                                          ============       ============

See accompanying notes to financial statements.

                              US. PARTS CORPORATION

                   Statements of Income and Retained Earnings

                 For the years ended December 31, 1998 and 1997


                                                              1998               1997
                                                          ------------       ------------
Sales                                                     $ 49,307,122         33,931,798

Cost of sales                                               30,447,059         21,625,954
                                                          ------------       ------------
          Gross profit                                      18,860,063         12,305,844

Operating expenses:
    Personnel expenses                                       9,408,501          6,606,761
    Warehouse expenses                                       4,139,210          2,782,296
    Administrative expense                                     947,762            952,857
                                                          ------------       ------------
          Operating income                                   4,364,590          1,963,930

Interest expense                                               513,716            396,826
                                                          ------------       ------------
          Net income                                         3,850,874          1,567,104

Retained earnings, beginning of the year                     3,630,243          2,063,139

Less distributions to stockholders                          (1,101,568)              --
                                                          ------------       ------------
Retained earnings, end of the year                        $  6,379,549          3,630,243
                                                          ============       ============


See accompanying notes to financial statements.

                              US. PARTS CORPORATION

                            Statements of Cash Flows

                 For the years ended December 31, 1998 and 1997


                                                                                 1998                1997
                                                                             ------------        ------------
Cash flows from operating activities:
    Net income                                                               $  3,850,874           1,567,104
    Adjustments to reconcile net income
       to net cash used in operating activities:
          Depreciation and amortization                                           241,805             198,303
          Changes in operating assets and liabilities net of effects of acquisition:
                Accounts receivable                                              (843,441)           (886,278)
                Other receivable/prepaid expenses                              (1,045,543)           (262,321)
                Inventory                                                      (2,949,636)         (2,064,908)
                Accounts payable and accrued liabilities                        1,941,009           1,067,632
                                                                             ------------        ------------
                   Net cash provided by (used in) operating activities          1,195,068            (380,468)
                                                                             ------------        ------------

Cash flows from investing activities:
    Purchase of equipment                                                        (316,635)           (190,549)
    Acquisition (purchase of assets)                                                 --            (2,794,615)
                                                                             ------------        ------------
                   Net cash used in investment activities                        (316,635)         (2,985,164)
                                                                             ------------        ------------

Cash flows from financing activities:
    Borrowings, net                                                               268,684           3,489,700
    Payment of dividends and amounts due to stockholder                        (1,101,568)           (232,927)
                                                                             ------------        ------------
                   Net cash provided by (used in) financing activities           (832,884)          3,256,773
                                                                             ------------        ------------

Net increase (decrease) in cash                                                    45,549            (108,859)

Cash, beginning of the year                                                        74,690             183,549
                                                                             ------------        ------------
Cash, end of the year                                                        $    120,239              74,690
                                                                             ============        ============
Supplemental information - interest paid during
    the year                                                                 $    500,392             374,231
                                                                             ============        ============


See accompanying notes to financial statements.

                              US. PARTS CORPORATION

                          Notes to Financial Statements

                           December 31, 1998 and 1997

(1)    SUMMARY OF SIGNIFICANT ACCOUNTS POLICIES

       (a)    ORGANIZATION AND NATURE OF BUSINESS

              US. Parts Corporation (the Company) was incorporated in the state of Texas on January 17, 1985, and commenced business on the same day. The Company sells auto parts and supplies to automotive dealers, automotive repairs shops and service stations.

              The Company has entered into a letter of intent to sell the net assets of the Company. Completion of the sale is subject to due diligence and various regulatory approvals.

       (b)    INVENTORIES

              Inventories consist of auto parts, supplies and equipment and are valued at the lower of cost or market. Cost is determined using the first-in, first-out method.

       (c)    MACHINERY AND EQUIPMENT

              Machinery and equipment are stated at cost. Depreciation expense is computed using the double declining balance and straight-line methods over the estimated useful lives of the assets or lease term.

       (d)    INCOME TAXES

              The Company and its shareholders have elected to have its income taxed under Subchapter S of the Internal Revenue Code which provides that, in lieu of corporation income taxes, the shareholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision of liability for federal income taxes is reflected in these financial statements.

       (e)    GOODWILL

              Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 15 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation.

       (f)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (g)    RECLASSIFICATION

              Certain reclassifications have been made to the 1997 amounts to conform to the 1998 presentation.

                              US. PARTS CORPORATION

                          Notes to Financial Statements

                           December 31, 1998 and 1997


(2)    ACQUISITION

       In February 1997, the Company purchased selected operating assets from a Houston based auto parts distributor that was exiting the business. The purchase price of acquiring these assets was approximately $2.8 million, of which approximately $2.5 million represented inventory.

(3)    MACHINERY AND EQUIPMENT

       Machinery and equipment at December 31, 1998 and 1997 consisted of the following:

                                                                                  ESTIMATED
                                                1998              1997           USEFUL LIVES
                                            ------------      ------------       ------------
            Transportation equipment        $    224,550            74,398            5
            Warehouse fixtures                   385,373           325,087            7
            Office furniture                     808,446           748,723            5
            Leasehold improvement                113,300            66,827         Various
                                            ------------      ------------
                                               1,531,669         1,215,035

            Less accumulated depreciation        767,334           528,866
                                            ------------      ------------
                                            $    764,335           686,169
                                            ============      ============

(4)    RELATED PARTY TRANSACTIONS

       A note payable to stockholder bears interest at 10% per year and matures in June 2000. The interest expense on the stockholder loan for the years ended December 31, 1998 and 1997 was $36,500 and $18,000.

       In addition, the Company leases three of the store facilities from its shareholder. The rents paid for the years ended December 31, 1998 and 1997 for these facilities were $70,630 and $46,200.

                              US. PARTS CORPORATION

                          Notes to Financial Statements

                           December 31, 1998 and 1997


(5)    LONG-TERM DEBT

       Long-term debt at December 31, 1998 and 1997 consists of the following:

                                                                                1998             1997
                                                                           --------------    -------------

             Line of credit for a maximum amount of $6.5 million,
                 interest at prime lending rate plus 0.50% (8.25% and
                 9% at December 31, 1998 and 1997, respectively)
                 payable monthly, secured by a first lien on all
                 accounts receivable, certain inventory and all
                 furniture and equipment; principal due June 2000          $   5,193,990         4,883,150
             Noninterest-bearing unsecured note payable in monthly
                 installments of $7,000; due March 2000                          113,550           211,550
             Several car loans at interest rates between 8.86% and
                 9.645%; due between July 1999 and December 2001                  55,844              --
                                                                           -------------     -------------
                         Total long-term debt                                  5,363,384         5,094,700

             Less current maturities                                             116,136            84,000
                                                                           -------------     -------------
                         Long-term debt, excluding current
                            maturities                                     $   5,247,248         5,010,700
                                                                           =============     =============

       Future maturities of long-term debt subsequent to December 31, 1998 are as follows:

                                  1999                                     $     116,136
                                  2000                                         5,233,623
                                  2001                                            13,625
                                                                           -------------
                                                                           $   5,363,384
                                                                           =============

(6)    EMPLOYEE BENEFIT PLAN

       Employees of the Company are eligible to participate in the retirement and savings plan adopted in April 1996. The plan requires a participant to have at least one year of service as a full-time employee and be age 21 or older to be eligible. Participants may contribute up to 15% of their salary with matching contributions from the Company on the first 3%. The employer's match is 50%. Approximately $43,600 and $35,000 was contributed to the plan during the year ended December 31, 1998 and 1997, respectively.

(7)    COMMITMENTS AND CONTINGENCIES

       The Company leases office and warehouse facilities under noncancelable operating leases which include a main warehouse, and 13 satellite stores as of December 31, 1997 and 15 satellite stores as of December 31, 1998. Most of the leases for its facilities contain one of the following options: (a) the Company can, after the initial lease term, purchase the property at the then fair value of the property, or (b) the Company can, at the end of the initial lease term, renew its lease at the then fair rental value. These leases generally contain renewal options for periods of five to ten years.

                              US. PARTS CORPORATION

                          Notes to Financial Statements

                           December 31, 1998 and 1997


       Future minimum rental payments under noncancelable operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1998 are:

            YEAR ENDING
            DECEMBER 31,
            ------------
                1999                               $  725,500
                2000                                  641,400
                2001                                  522,400
                2002                                  476,800
                2003                                  181,000
                                                   ==========
         Total minimum lease payments              $2,547,100
                                                   ==========

       The rent expense for the years ended December 31, 1998 and 1997 was $706,902 and $591,393, respectively.

                    AUTOMOTIVE & INDUSTRIAL SUPPLY CO., INC.

                              Financial Statements

                                December 31, 1998

                           (With Independent Auditor's
                                 Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Automotive & Industrial Supply Co., Inc.:


We have audited the accompanying balance sheet of Automotive & Industrial Supply Co., Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the management of Automotive & Industrial Supply Co., Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Automotive & Industrial Supply, Inc., as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                  /s/ KPMG LLP



March 10, 1999

                    AUTOMOTIVE & INDUSTRIAL SUPPLY CO., INC.

                                  Balance Sheet

                                December 31, 1998


                               ASSETS

Current assets:
    Cash                                                    $    21,675
    Trade accounts receivable                                   470,937
    Other receivables                                           193,486
    Inventories                                               2,781,134
    Prepaid expenses and other current assets                     2,633
                                                            -----------
                  Total current assets                        3,469,865

Property and equipment, net                                     391,273
Due from stockholder                                             50,000
Other assets                                                    103,083
                                                            -----------

                                                            $ 4,014,221
                                                            ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current installments of long term debt                  $ 1,865,004
    Accounts payable                                            637,208
    Accrued expenses and other current liabilities              137,372
                                                            -----------
                  Total current liabilities                   2,639,584

Long term debt                                                  485,875
                                                            -----------
                  Total liabilities                           3,125,459
                                                            -----------

Stockholders' equity:
    Common stock, no par value, no stated value;
       20,000 shares authorized; 100 shares issued; 20
       shares outstanding                                         1,000
    Treasury stock, 80 shares at cost                           (96,000)
    Retained earnings                                           983,762
                                                            -----------
                  Total stockholders' equity                    888,762

Commitments and contingencies
                                                            -----------

                                                            $ 4,014,221
                                                            ===========


See accompanying notes to financial statements.

                    AUTOMOTIVE & INDUSTRIAL SUPPLY CO., INC.

                             Statement of Operations

                      For the year ended December 31, 1998


Net sales                                                              $ 8,172,768
Cost of sales                                                            5,097,738
                                                                       -----------

                  Gross profit                                           3,075,030

Operating, selling, general, and administrative expenses                 2,544,787
                                                                       -----------

                  Operating income                                         530,243

Other income (expense):
    Interest expense                                                      (235,290)
    Other                                                                    2,561
                                                                       -----------
                                                                          (232,729)
                                                                       -----------

                  Net income                                           $   297,514
                                                                       ===========



See accompanying notes to financial statements.

                    AUTOMOTIVE & INDUSTRIAL SUPPLY CO., INC.

                        Statement of Stockholders' Equity

                      For the year ended December 31, 1998



                                                   COMMON      TREASURY      RETAINED
                                                    STOCK        STOCK       EARNINGS       TOTAL
                                                   ------      --------      --------       -----

Balance at December 31, 1997                       $ 1,000      (96,000)      571,266      476,266

    Stockholders' Contributions                       --           --         114,982      114,982

    Net Income                                        --           --         297,514      297,514
                                                   -------      -------       -------      -------

Balance at December 31, 1998                       $ 1,000      (96,000)      983,762      888,762
                                                   =======      =======       =======      =======




See accompanying notes to financial statements.

                    AUTOMOTIVE & INDUSTRIAL SUPPLY CO., INC.

                             Statement of Cash Flows

                      For the year ended December 31, 1998



Cash flows from operating activities:
    Net income                                                                  $ 297,514
    Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation and amortization                                           109,167
          Gain on sale of property and equipment                                   (3,000)
          Changes in certain operating assets and liabilities:
             Trade accounts receivable                                             (4,260)
             Other receivables                                                    (56,008)
             Inventories                                                          213,244
             Prepaid expenses and other current assets                               (975)
             Other assets                                                          (7,623)
             Accounts payable                                                    (174,675)
             Accrued expenses and other current liabilities                      (115,081)
                                                                                ---------
                  Net cash provided by operating activities                       258,303
                                                                                ---------

Cash flows from investing activities:
    Capital expenditures                                                          (16,364)
    Other                                                                         (10,700)
                                                                                ---------
                  Net cash used in investing activities                           (27,064)
                                                                                ---------

Cash flows from financing activities:
    Decrease in bank overdraft                                                     (1,719)
    Payments on long term debt                                                   (322,827)
    Stockholders' contributions                                                   114,982
                                                                                ---------
                  Net cash used in financing activities                          (209,564)
                                                                                ---------

Net increase in cash                                                               21,675

Cash at beginning of period                                                          --
                                                                                ---------

Cash at end of period                                                           $  21,675
                                                                                =========


See accompanying notes to financial statements.

                    AUTOMOTIVE & INDUSTRIAL SUPPLY CO., INC.

                          Notes to Financial Statements

                                December 31, 1998




(1)    BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BUSINESS

       Automotive & Industrial Supply Co., Inc. (the "Company") is a specialty wholesaler and retailer of automotive replacement parts, maintenance items and accessories for the professional installer and "do it yourself" markets. The Company has two locations in Shreveport, Louisiana, one in Bossier City, Louisiana and one in East Texas. The company provides delivery service to its corporate customers. The Company is owned by two related shareholders.

       CASH EQUIVALENTS

       For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company did not have any cash equivalents at December 31, 1998.

       INVENTORIES

       Inventories, consisting primarily of automotive and other parts and equipment, are stated at the lower of cost or market, using the first-in, first-out method.

       PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred, and additions and improvements that significantly extend the lives of assets are capitalized. When a sale or disposal of property occurs, the original cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations.

       Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases are amortized straight line over the shorter of the lease term or estimated useful life of the asset.

       INCOME TAXES

       The stockholders of the Company have elected under Section 1362(a) of the Internal Revenue Code to be treated as a small business corporation (Subchapter S Corporation). Therefore, the Company has no federal income tax provision or liability since taxable income is allocated to the stockholders based on their percentage of stock ownership.



                                                                     (Continued)

                    AUTOMOTIVE & INDUSTRIAL SUPPLY CO., INC.

                          Notes to Financial Statements

                                December 31, 1998



       CONCENTRATION OF CREDIT RISK

       The Company grants credit to customers who meet pre-established credit requirements. The Company does not require collateral when trade credit is granted to customers. Credit losses are provided for in the financial statements as soon as they become probable.

       USE OF ESTIMATES

       Management of the Company has made a number of estimates and assumptions relating to the assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)    LONG-TERM DEBT

       As of December 31, 1998 long-term debt consisted of the following:

                   Borrowings under a line of credit with a bank at 8.25%           $ 1,729,545

                   Note payable to a bank at 8.75%, secured by property,
                      guaranteed by Small Business Administration, due
                      in installments through March 18, 2003                            360,132

                   Note payable to a bank at 8.75%, secured by property,
                      due in installments through April 18, 2000                         20,134

                   Note payable to Ford Motor Credit at 2.9% secured by vehicle, due in installments through November 28,
                        2002                                                             26,158

                   Note payable to finance company at 9.5%, secured
                      by computer equipment, due February 2002
                      (obligation under capital lease)                                  214,910
                                                                                    -----------

                                                                                      2,350,879

                   Current installments of long-term debt                             1,865,004
                                                                                    -----------

                   Long-term debt                                                   $   485,875
                                                                                    ===========

       At December 31, 1998, $1,729,545 was outstanding under a $2,350,000 revolving line of credit agreement with a bank. Restrictive covenants are contained within the revolving line of credit agreement requiring the maintenance of a minimum level of net worth, cash flow coverage, and debt to net worth position. The Company was not in compliance with such covenants as of December 31, 1998, therefore the outstanding amount is callable by the bank. The revolving line of credit expires on March 31, 1999, and is secured by accounts receivable, inventory, equipment, and personal guarantees of the owners of the Company. The revolving line of credit bears interest at 1.0% over the New York prime rate (7.25% at December 31, 1998) and interest is payable monthly.



                                                                     (Continued)

                    AUTOMOTIVE & INDUSTRIAL SUPPLY CO., INC.

                          Notes to Financial Statements

                                December 31, 1998



       On February 26, 1998, the Company renegotiated the terms of the line of credit facility. This second amendment to the loan agreement required additional procedures to be performed by management and also acknowledged that the existing defaults of covenants would be waived until May 1, 1998. Again on May 1, 1998 and on August 1, 1998, the bank agreed to waive the existing covenant violations on the line of credit until December 31, 1998. On February 8, 1999, the bank waived the violation existing at December 31, 1998 until March 31, 1999, reserving the right to call the balances if any other defaults occur. See Note 7.

       Maturities of long term debt, by year, at December 31, 1998, are as follows:

                        1999                               $ 1,865,004
                        2000                                   136,576
                        2001                                   143,252
                        2002                                    87,440
                        2003                                    76,070
                        Thereafter                              42,537
                                                           -----------
                                                           $ 2,350,879
                                                           ===========

       Interest paid during the year ended December 31, 1998 totaled $232,793.

(3)    PROPERTY AND EQUIPMENT

       Property and equipment consists of the following at December 31, 1998:

                   Delivery vehicles                       $  80,489
                   Furniture and fixtures                    107,877
                   Computer equipment                        335,659
                   Sales training equipment                    2,407
                   Warehouse equipment                       214,638
                   Leasehold improvements                    117,933
                                                           ---------
                                                             859,003
                   Less accumulated depreciation             467,730
                                                           ---------

                   Net property and equipment              $ 391,273
                                                           =========

       Computer equipment net of accumulated depreciation of $93,767 is leased under a capital lease arrangement.

 (4)   EMPLOYEE BENEFIT PLAN

       The Company provides a 401(k) plan for the benefit of substantially all employees who meet minimum service requirements. The participants may elect to contribute certain percentages of their compensation to the plan. The Company contributes a 25% matching amount. The Company may also elect to contribute a profit sharing amount to the plan at the discretion of the Board of Directors. Company matching contributions to the plan included in the statements of operations approximated $8,109 for the year ended December 31, 1998. No profit sharing contribution was made during the current year.



                                                                     (Continued)

                    AUTOMOTIVE & INDUSTRIAL SUPPLY CO., INC.

                          Notes to Financial Statements

                                December 31, 1998



 (5)   CREDIT CONCENTRATIONS

       Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Although the Company does not require collateral for trade accounts receivable, the credit risk is somewhat limited due to the large number of customers.

       The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in these factors could affect the Company's estimate of bad debts.

 (6)   OPERATING LEASES

       The Company has entered into numerous leases which provide for delivery vehicles and building space in addition to other miscellaneous items. The leases for delivery vehicles usually run four years with an option to purchase at the end of the lease.

       In addition, the Company leases two buildings from a stockholder for $115,200 annually and is payable each month.

       The following is a schedule of future minimum lease payments required under the Company's operating leases:

                        Years ending December 31:
                           1999                              $ 198,425
                           2000                                191,513
                           2001                                171,223
                           2002                                143,686
                           2003                                140,226
                                                             ---------
                                                             $ 845,073
                                                             =========

       Total rental expense for 1998 was $180,250.

(7)    LIQUIDITY

       Considering the recent violations of the loan agreement covenants, the bank's waiver of these violations only through March 31, 1999, and the uncertainty as to further bank action, there existed some uncertainty as to the ability of the Company to meet its current obligations for the foreseeable future. However, on February 26, 1999, the Company signed a definitive agreement to sell the assets of the Company to Rankin Automotive Group for approximately $4,600,000 which closed on March 10, 1999. The culmination of this sale will provide funds for the satisfaction of all Company obligations within the required time frames.

(8)    FAIR VALUES OF FINANCIAL INSTRUMENTS

       The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:



                                                                     (Continued)

                    AUTOMOTIVE & INDUSTRIAL SUPPLY CO., INC.

                          Notes to Financial Statements

                                December 31, 1998



       o Cash, Trade Accounts Receivable, Franchise Tax Receivable, Due from Employees, Rebates Receivable, Certain Other Assets, Accounts Payable, and Accrued Expenses and Other Liabilities - The carrying amounts approximate fair value because of the short maturity of these instruments.

       o Long-term debt - The fair values of the Company's long-term debt, representing the amount at which the debt could be exchanged on the open market, are determined based on the Company's current borrowing rate for similar types of borrowing arrangements. The fair value of long-term debt including current installments at December 31, 1998 approximated $2,285,000.

(9)    YEAR 2000 (UNAUDITED)

       In 1998, the Company initiated a plan ("Plan") to identify, assess, and remediate "Year 2000" issues within each of its significant computer programs and certain equipment which contain micro-processors. The Plan is addressing the issue of computer programs and embedded computer chips being unable to distinguish between the year 1900 and the year 2000, if a program or chip uses only two digits rather than four to define the applicable year. Systems which have been determined not to be Year 2000 compliant are being either replaced or reprogrammed, and thereafter tested for Year 2000 compliance.

       The Company is in the process of identifying and contacting critical suppliers and customers whose computerized systems interface with the Company's systems, regarding their plans and progress in addressing their Year 2000 issues. The Company has received varying information from such third parties on the state of compliance or expected compliance. Contingency plans developed in the event that any critical supplier or customer is not compliant.

       The failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect the Company's operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers and customers, the Company is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on the Company's operations, liquidity or financial condition.

                    ALLIED DISTRIBUTING CO. OF HOUSTON, INC.
                                 AND SUBSIDIARY

                             -----------------------

                        CONSOLIDATED FINANCIAL STATEMENTS
                         WITH SUPPLEMENTARY INFORMATION

                               For the years ended
                           December 31, 1997 and 1996


                              ---------------------

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Allied Distributing Co. of Houston, Inc. and Subsidiary
Houston, Texas

We have audited the accompanying consolidated balance sheets of Allied Distributing Co. of Houston, Inc. and Subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allied Distributing Co. of Houston, Inc. and Subsidiary as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                           /s/ HILL, LONG, FRIERSON & CO., P.C.


Houston, Texas
April 8, 1998

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


                                                                      1997               1996
                                                                      ----               ----
                                     ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                   $    160,043      $     29,947
      Receivables                                                    3,834,750         3,162,022
      Notes receivable                                                  89,119           129,310
      Inventory                                                     11,017,359         9,370,083
      Prepaid expenses and other assets                                  5,125             2,735
                                                                  ------------      ------------
            TOTAL CURRENT ASSETS                                    15,106,396        12,694,097

PROPERTY AND EQUIPMENT -  At cost,
      less accumulated depreciation                                    705,171           701,944

OTHER ASSETS:
      Investment in affiliated companies                             2,325,669         2,215,230
      Goodwill, net of accumulated amortization                         62,678            64,418
      Other long-term assets                                           151,130            59,782
                                                                  ------------      ------------
            TOTAL OTHER ASSETS                                       2,539,477         2,339,430
                                                                  ------------      ------------

            TOTAL ASSETS                                          $ 18,351,044      $ 15,735,471
                                                                  ============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable                                            $  5,715,347      $  4,410,873
      Accrued expenses and other liabilities                           383,536           323,376
      Accrued employee benefit plan contribution                       200,000           250,000
      Federal income tax payable                                       114,321            27,995
      Note payable                                                   4,060,750         4,730,000
      Current maturities of long-term debt                           1,182,481           136,202
      Current maturities of long-term lease obligations                  4,780              --
                                                                  ------------      ------------
            TOTAL CURRENT LIABILITIES                               11,661,215         9,878,446

LONG-TERM LIABILITIES:
      Long-term debt, less current maturities                        3,092,387         2,607,173
      Long-term obligation under capital lease,
          less current maturities                                       17,077              --
                                                                  ------------      ------------
            TOTAL LONG-TERM LIABILITIES                              3,109,464         2,607,173
                                                                  ------------      ------------

            TOTAL  LIABILITIES                                      14,770,679        12,485,619

STOCKHOLDERS'  EQUITY:
      Common stock                                                     494,270           473,770
      Additional paid-in capital                                     2,165,887         2,011,112
      Retained earnings                                                920,208           764,970
                                                                  ------------      ------------
            TOTAL STOCKHOLDERS' EQUITY                               3,580,365         3,249,852
                                                                  ------------      ------------

            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $ 18,351,044      $ 15,735,471
                                                                  ============      ============


                   The accompanying notes are an integral part of the consolidated financial statements.

            ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                  1997               1996
                                                                  ----               ----

NET SALES                                                    $ 35,428,305       $ 29,317,405
COST OF GOODS SOLD                                             26,220,918         21,607,916
                                                             ------------       ------------
      Gross Profit                                              9,207,387          7,709,489

OPERATING EXPENSES                                              8,124,515          6,825,632
                                                             ------------       ------------
      Operating Profit                                          1,082,872            883,857

OTHER INCOME:
      Gain from disposition of assets                               7,886            220,059
      Partnership income (loss)                                   (10,281)            10,302
      Interest income                                              11,482             20,713
      Other                                                           135               --
                                                             ------------       ------------
          Total Other Income                                        9,222            251,074

OTHER EXPENSES:
      Interest expense                                            712,061            612,863
      Employee benefit plan contribution                          200,000            250,000
      Other                                                          --                3,602
                                                             ------------       ------------
          Total Other Expenses                                    912,061            866,465
                                                             ------------       ------------

INCOME BEFORE PROVISION
      FOR INCOME TAXES                                            180,033            268,466

PROVISION FOR INCOME TAXES:
      Current (expense) benefit                                  (114,321)          (101,761)
      Deferred benefit                                             89,526            110,370
                                                             ------------       ------------
                                                                  (24,795)             8,609
                                                             ------------       ------------

NET INCOME                                                   $    155,238       $    277,075
                                                             ============       ============



                   The accompanying notes are an integral part of the consolidated financial statements.

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                                    Additional                          Total
                                                     Common           Paid-in         Retained       Stockholders'
                                                      Stock           Capital         Earnings          Equity

                                                   -----------      -----------      -----------      -----------

BALANCE, DECEMBER 31, 1995                         $   461,790      $ 1,923,059      $   487,895      $ 2,872,744

ISSUANCE OF 1,198 SHARES OF
      STOCK TO ESOP                                     11,980           88,053             --            100,033

NET INCOME                                                --               --            277,075          277,075
                                                   -----------      -----------      -----------      -----------

BALANCE, DECEMBER 31, 1996
      Common stock, $10 par
      value, 50,000 authorized,
      47,377 issued and
      outstanding                                      473,770        2,011,112          764,970        3,249,852

ISSUANCE OF 2,050 SHARES OF
      STOCK TO ESOP                                     20,500          154,775             --            175,275

NET INCOME                                                --               --            155,238          155,238
                                                   -----------      -----------      -----------      -----------

BALANCE, DECEMBER 31, 1997
      Common stock, $10 par
      value, 50,000 authorized,
      49,427 issued and
      outstanding                                  $   494,270      $ 2,165,887      $   920,208      $ 3,580,365
                                                   ===========      ===========      ===========      ===========




                   The accompanying notes are an integral part of the consolidated financial statements.

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                           1997             1996
                                                                           ----             ----

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                       $   155,238       $   277,075
      Adjustments to reconcile net income to net
          cash (used in) operating activities:
               Depreciation and amortization                               149,717           141,224
               Gain from disposition of assets                              (7,886)         (220,059)
               Loss on sale of assets                                         --               2,593
               Share of loss/(income) from investment in
                   affiliated company                                       10,281           (10,302)
               Decrease (increase) in assets:
                   Receivables                                            (632,537)         (542,625)
                   Inventory                                            (1,647,276)       (1,130,268)
                   Other assets                                            (93,738)          (59,313)
               Increase (decrease) in liabilities:
                   Accounts payable                                      1,304,474           458,611
                   Accrued expenses and other liabilities                   60,160            87,318
                   Income taxes payable                                     86,326             5,980
                   Other liabilities                                       (50,000)          (50,000)
                                                                       -----------       -----------
                        Total adjustments                                 (820,479)       (1,316,841)
                                                                       -----------       -----------

               NET CASH (USED IN) OPERATING ACTIVITIES                    (665,241)       (1,039,766)

CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital expenditures                                                 (63,824)         (327,288)
      Investment in affiliated companies                                  (120,720)         (165,872)
                                                                       -----------       -----------

               NET CASH (USED IN) INVESTING ACTIVITIES                    (184,544)         (493,160)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net borrowings of notes payable                                     (669,250)          604,000
      Net borrowings of long-term debt                                   1,473,856           593,587
      Proceeds from issuance of capital stock                              175,275           100,033
      Proceeds from insurance settlement                                      --             251,834
      Proceeds from sale of assets                                            --                 400
                                                                       -----------       -----------

               NET CASH PROVIDED BY FINANCING ACTIVITIES                   979,881         1,549,854

NET INCREASE (DECREASE) IN CASH
      AND CASH EQUIVALENTS                                                 130,096            16,928

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                              29,947            13,019
                                                                       -----------       -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                               $   160,043       $    29,947
                                                                       ===========       ===========



                   The accompanying notes are an integral part of the consolidated financial statements.

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS





NOTE 1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Allied Distributing Co. of Houston, Inc. (the parent) and its wholly owned subsidiary, Auto Parts Investment Group, Inc., (the subsidiary), collectively, the "Company". All intercompany transactions and balances have been eliminated in consolidation.

BUSINESS ACTIVITY

The parent Company distributes wholesale automotive supplies to retailers, primarily in the South and Central regions of Texas. The subsidiary consists of eight retail automotive stores operating in the South and Central regions of Texas.

INVENTORY

Inventory of the parent is valued at the lower of last-in, first out (LIFO) cost or market. The LIFO reserve at December 31, 1997 and 1996 was $1,704,440 and $1,483,749, respectively.

Inventory of the subsidiary is stated at cost.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method.

INVESTMENT IN AFFILIATE

The parent Company owns 42.50% interest in ADCO Development Partnership (ADCO), a general partnership whose primary activity is to lease a building and equipment to the Company. This investment is stated at cost and adjusted for the Company's equity in undistributed income and losses since acquisition.

GOODWILL

Goodwill represents the excess of the cost of the Company acquired over the fair value of the net assets at date of acquisition and is being amortized on the straight-line method over forty years. Amortization for the years ended December 31, 1997 and 1996 was $1,740 for each year.

RECLASSIFICATIONS

Certain reclassifications have been made to the 1996 financial statements to conform with the 1997 financial statement presentation. Such reclassifications had no effect on net income as previously reported.

INCOME TAXES

Deferred tax assets and liabilities are based on differences between the financial statement bases of assets and liabilities and the tax bases of those same assets and liabilities. Deferred tax assets and liabilities at the end of each period are determined using the statutory tax rates in effect when these temporary differences are expected to reverse and are individually classified as current and noncurrent based on their characteristics. Deferred income tax expense is measured by the change in the net deferred income tax asset or liability during the year. Such assumptions have been considered in the calculation of deferred taxes.




                                    Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS





NOTE 2 - PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment at December 31, 1997 and 1996 follows:

                                                             1997                   1996
                                                             ----                   ----

          Land                                            $   45,000             $   45,000
          Automotive equipment                                99,379                168,376
          Data processing equipment                          177,372                135,671
          Building and improvements                          510,406                502,469
          Furniture and fixtures                             661,383                517,678
                                                          ----------             ----------
                                                           1,493,540              1,369,194
          Less accumulated depreciation                     (788,369)              (667,250)
                                                           ---------              ---------

                                                           $ 705,171              $ 701,944
                                                           =========              =========


Depreciation expense for the years ended December 31, 1997 and 1996 was $147,977 and $139,483, respectively.


NOTE 3 - NOTES PAYABLE AND LONG-TERM DEBT

NOTES PAYABLE

At December 31, 1996, the Company had two lines of credit with a bank, secured by accounts receivable, inventory, real property, and the personal guarantees of four stockholders of the Company, maturing November 1, 1997. Interest accrued at one-half percent (.5%) over prime and is paid monthly. The maximum amount to be advanced was $4,500,000 and $250,000 respectively.

During the year, the lines of credit mentioned above were combined and renewed. The maximum amount to be advanced is $4,750,000, maturing October 1, 1998 at an interest rate of one-half percent (.5%) over prime paid monthly, secured by inventory, accounts receivable, real property, and the personal guarantees of four stockholders. The outstanding balance at December 31, 1997 and 1996 was $4,060,750 and $4,730,000 respectively.

The Company is subject to certain covenants pursuant to the line of credit agreement. The Company was in compliance with, or has obtained a waiver from, these covenants at December 31, 1997.




                                    Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS





NOTE 3 - NOTES PAYABLE AND LONG-TERM DEBT - (CONTINUED)

LONG-TERM DEBT                                                                              1997              1996
--------------                                                                              ----              ----

      Notes payable to stockholders and other related parties with interest only due, paid monthly at 10.0% and maturing March 15,1999, renewable and not
      collateralized.                                                                   $ 2,014,500       $ 2,150,500

      Note payable to individual, payable in monthly installments of $4,275 including interest at 8% and maturing January, 1999, unsecured but jointly
      and severally guaranteed by the parent Company.                                        49,142            94,517

      Note payable to a company, payable in monthly installments of $3,258 plus interest at 1/2% plus prime, maturing January, 2003, secured by inventory,
      fixtures, equipment, supplies and goodwill.                                           198,709           237,800

      Note payable to a company, payable in monthly installments of $2,448 plus interest at 1/2% plus prime, maturing January, 2003, secured by inventory,
      fixtures, equipment, supplies and goodwill.                                           149,311           178,684

      Note payable to a bank in the amount of $1,000,000 payable in 20 monthly principal payments of $5,200 plus interest at 1% plus prime, with one final interest and principal payment of $902,907 maturing October, 1998
      and secured by inventory and accounts receivable.                                     937,600             --

      Note payable to a company, payable in monthly installments of $3,240 including interest at 8%, maturing June, 2007, secured by inventory, equipment
      and vehicles.                                                                         258,171              --

      Note payable to a company, payable in monthly installments of $4,314 including interest at 8%, maturing June, 2007, secured by inventory equipment
      and vehicles.                                                                         343,722              --



                                    Continued

            ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS




NOTE 3 - NOTES PAYABLE AND LONG-TERM DEBT - (CONTINUED)

LONG-TERM DEBT                                                                    1997             1996
--------------                                                                    ----             ----

      Note payable to a company, payable in monthly
      installments of $1,755 including interest at 8%,
      maturing February, 2007, unsecured.                                     $  136,475       $    --

      Note payable to a company, payable in monthly
      installments of $5,587 including interest at 8%,
      maturing February, 2000, unsecured.                                        132,957            --

      Notes payable to a financial institution, payable in
      monthly installments of $512 including interest at
      8.55%, maturing July, 2002, secured by equipment.                           23,409            --

      Note payable to a company, payable in monthly
      installments of $905 plus interest at 6.5%, maturing
      December, 2000, secured by equipment.                                       30,872            --

      Note payable to a company, payable in monthly
      installments of $1,039 including interest at 6.5%,
      maturing February, 1998, secured by equipment.                              --                12,213

      Note payable to a financial institution, payable in monthly installments of $356 including interest at 10.25%, maturing
      February, 1999, secured by a vehicle.                                       --                17,586

      Note payable to a financial institution, payable in
      monthly installments of $337 including interest at
      11.5%, maturing April, 1999,  secured by a vehicle.                         --                18,364

      Note payable to a bank, payable in monthly
      installments of $744 including interest at 9.5%,
      maturing July, 2001, secured by a vehicle.                                  --                33,711
                                                                             -----------       ------------

               Total long-term debt                                            4,274,868         2,743,375
               Less current portion                                           (1,182,481)         (136,202)
                                                                             -----------       -----------

      Long-term debt, net of current portion                                 $ 3,092,387       $ 2,607,173
                                                                             ===========       ===========




                                    Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS





NOTE 3 - NOTES PAYABLE AND LONG-TERM DEBT - (CONTINUED)

Principal maturities of long-term debt during subsequent years are as follows:

                       Year                                                            AMOUNT
                       ----                                                            ------

                       1998 ......................................................  $ 1,182,481
                       1999 ......................................................    2,220,465
                       2000 ......................................................      159,682
                       2001 ......................................................      143,416
                       2002 ......................................................      147,074
                       Thereafter ................................................      421,750
                                                                                    -----------
                                                                                    $ 4,274,868
                                                                                    ===========

Interest paid or accrued to stockholders and other related parties for the years ended December 31, 1997 and 1996 was $203,853 and $208,175, respectively.

NOTE 4 - COMMITMENTS

Allied Distributing Co. of Houston, Inc., under a guarantee agreement dated October 1, 1982, guaranteed $3,000,000 of Industrial Development Revenue Bonds issued by the Harris County Industrial Development Corporation to Adco Development Partnership (a general partnership, in which the Company and certain stockholders of the Company are partners). The funds were used to finance the acquisition and improvements of a building which is leased to the Company by Adco Development Partnership. The monthly repayments are $19,230 principal plus interest through December 1, 1997.

Future minimum payments under the lease agreement between the Company and Adco Development Partnership are as follows:

                    YEAR                                        AMOUNT
                    ----                                        ------

                    1998   .................................. $   240,000
                    1999   ..................................     240,000
                    2000   ..................................     240,000
                    2001   ..................................     240,000
                    2002   ..................................     240,000
                                                              -----------
                                                              $ 1,200,000
                                                              ===========



                                    Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS





NOTE 4 - COMMITMENTS  - (CONTINUED)

The total payments were $129,220 and $165,872 for the years ended December 31, 1997 and 1996, respectively. These amounts include rent, insurance and real estate taxes which are included in warehouse and delivery expense. In December, 1997, ADCO Development Partnership paid a capital distribution to Allied Distributing Co. of Houston, Inc. in the amount of $8,500.


NOTE 5 - EMPLOYEE  BENEFIT  PLAN

Effective January 1, 1985 the Company converted its Profit Sharing Plan into an Employee Stock Ownership Plan (ESOP). The ESOP was adopted as an amendment to the Company's present Profit Sharing Plan and the assets under the Profit Sharing Plan were transferred to the Trustee under the amended plan. Pursuant to terms of the ESOP, all of the non-voting Class B common shares were converted to voting Class A common shares during 1985. The original purchase for the ESOP in 1985 consisted of 4,000 and 4,152 shares of common stock from the Company and the stockholders, respectively.

All employees with three months or more of employment are considered participants in the amended plan. Contributions to the ESOP are determined by resolution of the Company's Board of Directors and benefits are paid at retirement or death.

In 1997, the Company contributed 2,050 shares of its stock to the plan at a value of $20,500 plus additional paid-in capital of $154,775 and cash in the amount of $74,725 for a total of $250,000 which was accrued as of December, 1996. The Company's contribution to the ESOP for the year ended December 31, 1997 is $200,000 which is reflected as an accrual in the financial statement.


NOTE 6 - ADDITIONAL CASH FLOW DISCLOSURES

                                                                         1997                   1996
                                                                         ----                   ----
      Cash paid for interest and income taxes is as follows:
               Interest                                                $ 712,621              $ 609,952
                                                                       =========              =========
               Income Taxes Paid                                       $  25,510              $  57,461
                                                                       =========              =========

For purposes of the Statement of Cash Flows, cash and cash equivalents include any highly liquid debt instruments with an original maturity date of three months or less, cash on hand and amounts due from banks, including certificates of deposit.



                                    Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS




NOTE 7 - INVESTMENT IN AFFILIATED COMPANIES

Undistributed losses of Adco Development Partnership included in retained earnings were $34,392 and $24,111 at December 31, 1997 and 1996, respectively. Following is a summary of condensed financial information pertaining to Adco Development Partnership.

                                                                 1997            1996
                                                                 ----            ----

          Current assets                                     $     1,275     $    31,612
          Other assets                                         1,054,545       1,665,662
                                                             -----------     -----------

                                                             $ 1,055,820     $ 1,697,274
                                                             ===========     ===========


          Liabilities                                        $      --       $   230,880
          Partners' capital                                    1,055,820       1,466,394
                                                             -----------     -----------

                                                             $ 1,055,820     $ 1,697,274
                                                             ===========     ===========

In addition, the Company owns one (1) share of Auto Value Associates, Inc., a corporation which provides the automotive parts and supplies bearing its trademark and service marks. This investment is being carried at cost.


NOTE 8 - FEDERAL INCOME TAXES

The following is a reconciliation between the expected tax provision using federal statutory income tax rates and the actual provision for income taxes:

                                                                                1997              1996
                                                                                ----              ----

     Statutory rate                                                                 34%               34%

     Expected tax (expense) benefit provision                               $  (61,211)       $  (91,278)
     Inventory valuation                                                       (62,067)          (22,870)
     Net operating loss carryforward - parent                                     --              59,402
     Net operating loss carryforward - subsidiary                               35,986              --
     Net operating loss benefit - subsidiary                                      --              20,543
     Alternative minimum tax                                                   (20,301)             --
     Alternative minimum tax credit                                               --             (48,766)
     Other                                                                      (6,728)          (18,792)
                                                                            ----------        ----------

     Actual provision for income taxes (expense)                            $ (114,321)       $ (101,761)
                                                                            ==========        ==========



                                    Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS





NOTE 8 - FEDERAL INCOME TAXES - (CONTINUED)

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (using accelerated depreciation methods for tax purposes), the allowance for doubtful accounts (deductible for financial statement purposes but not for income tax purposes) and the capitalization of certain general and administrative expenses in inventory for tax purposes while deducting the same expenses for financial purposes.

The above deferred tax assets at December 31, 1997 for the company are included in other assets on the financial statements.

The subsidiary Company has elected to file a separate return from the parent. The subsidiary has net operating income (loss) of $153,611 and $(104,607) for Federal income tax purposes for the years 1997 and 1996, respectively. The subsidiary's 1996 net operating loss of $104,607 resulted in a tax benefit totaling $20,543 in 1996. The subsidiary elected to carryback $1,822 of the net operating loss to 1995 which is included in other receivables and carryforward the remaining benefit of $18,631 which is included in other assets in 1996. In 1997, the subsidiary elected to utilize the net operating loss carryforward from 1996 to reduce current income tax expense.


NOTE 9 - OPERATING LEASES

The Company leases warehouse and office facilities in San Antonio. Additionally, the Company leases retail space in Brenham, Goliad, Port Lavaca, Palacios, Bacliff, Austin and San Antonio, Texas with minimum annual payments as follows:

                       YEAR ENDED DECEMBER 31,                                               AMOUNT
                       -----------------------                                               ------

                       1998 ..........................................................      $ 208,340
                       1999 ..........................................................        107,800
                       2000 ..........................................................         62,700
                       2001 ..........................................................          2,700
                                                                                            ---------
                                                                                            $ 381,540
                                                                                            =========

See Note 5 for the minimum annual payments related to the Houston location.




                                    Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS





NOTE 10 - LEASE COMMITMENTS

The Company acquired equipment under a noncancellable lease agreement which is being accounted for as a capital lease. The lease expires July, 2002. The leased equipment is included in fixed assets at December 31, 1997 as follows:

                       Equipment .............................................   $ 23,900
                       Accumulated depreciation ..............................     (1,167)
                                                                                 --------
                                                                                 $ 22,733
                                                                                 ========

The following future minimum lease payments and the net present value as of December 31, 1997 follows:

                       YEAR                                                           AMOUNT
                       ----                                                           ------

                       1998 ........................................................ $  6,192
                       1999 ........................................................    6,192
                       2000 ........................................................    6,192
                       2001 ........................................................    6,192
                       2002 ........................................................    3,612
                                                                                     --------

          Amount representing interest .............................................   (6,523)
                                                                                     --------
          Total future minimum lease payment .......................................   28,380
          Net present value ........................................................   21,857
          Less current portion .....................................................   (4,780)
                                                                                     --------
          Long-term obligation under capital lease ................................. $ 17,077
                                                                                     ========

NOTE 11 - CONTINGENCY

The IRS is currently examining the Company's federal income tax returns for the years 1994 and 1995. The IRS has proposed certain adjustments to the returns that would result in additional income tax due. The Company is currently contesting these proposed adjustments, and in our opinion as the Company's tax expert, the resulting settlement of additional tax due would not be material. The accompanying financial statements do not reflect an accrual for any potential additional income tax as a result of this IRS examination.

                            SUPPLEMENTARY INFORMATION

                          INDEPENDENT AUDITORS' REPORT
                          ON SUPPLEMENTARY INFORMATION



The Board of Directors
Allied Distributing Co. of Houston, Inc. and Subsidiary
Houston, Texas

Our report on our audits of the basic financial statements of Allied Distributing Co. of Houston, Inc. and Subsidiary as of December 31, 1997 and 1996 appears on page two. The audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Consolidated Statements of Operating Profit by Location is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                           /s/ HILL, LONG, FRIERSON & CO., P.C.

Houston, Texas
April 8, 1998

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATING PROFIT BY LOCATION
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                      1997               1996
                                                                      ----               ----

NET SALES
      Houston automotive warehouse                                $ 18,732,378      $ 14,970,935
      Austin automotive warehouse                                    1,362,827         2,192,874
      Houston autobody warehouse                                     4,805,006         5,039,414
      San Antonio automotive warehouse                               5,847,509         4,626,542
      Subsidiary                                                     4,680,585         2,487,640
                                                                  ------------      ------------
                                                                    35,428,305        29,317,405
      COST OF GOODS SOLD                                            26,220,918        21,607,916
                                                                  ------------      ------------

          GROSS PROFIT                                               9,207,387         7,709,489
                                                                  ------------      ------------

OPERATING EXPENSES
      Selling                                                          975,980           968,039
      Houston automotive warehouse                                   2,151,557         1,894,507
      Austin automotive warehouse                                      169,962           283,786
      Houston autobody warehouse                                       430,105           412,135
      San Antonio automotive warehouse                                 658,865           550,196
      Subsidiary                                                     1,513,707           799,512
      General and administrative                                     2,074,622         1,776,233
      Depreciation and amortization                                    149,717           141,224
                                                                  ------------      ------------
                                                                     8,124,515         6,825,632
                                                                  ------------      ------------

          OPERATING PROFIT                                        $  1,082,872      $    883,857
                                                                  ============      ============

                    ALLIED DISTRIBUTING CO. OF HOUSTON, INC.
                                 AND SUBSIDIARY

                             -----------------------

                        CONSOLIDATED FINANCIAL STATEMENTS
                         WITH SUPPLEMENTARY INFORMATION
                               FOR THE YEARS ENDED
                           DECEMBER 31, 1996 AND 1995


                              ---------------------

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Allied Distributing Co. of Houston, Inc. and Subsidiary
Houston, Texas

We have audited the accompanying consolidated balance sheets of Allied Distributing Co. of Houston, Inc. and Subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allied Distributing Co. of Houston, Inc. and Subsidiary as of December 31, 1996 and 1995 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                           /s/ HILL, LONG, FRIERSON & CO., P.C.


Houston, Texas
June 2, 1997

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

                                                               1996               1995
                                                               ----               ----
                  ASSETS

CURRENT ASSETS:
      Cash and cash equivalents                            $     29,947       $     13,019
      Receivables                                             3,162,022          2,559,190
      Notes receivable                                          129,310            189,517
      Inventory                                               9,370,083          8,239,815
      Prepaid expenses and other assets                           2,735              3,203
                                                           ------------       ------------
          TOTAL CURRENT ASSETS                               12,694,097         11,004,744

PROPERTY AND EQUIPMENT - At cost,
      less accumulated depreciation                             701,944            474,393

OTHER ASSETS:
      Investment in affiliated companies                      2,215,230          2,039,057
      Goodwill, net of accumulated amortization                  64,418             66,158
      Other long-term assets                                     59,782               --
                                                           ------------       ------------
          TOTAL OTHER ASSETS                                  2,339,430          2,105,215
                                                           ------------       ------------
          TOTAL ASSETS                                     $ 15,735,471       $ 13,584,352
                                                           ============       ============

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable                                     $  4,410,873       $  3,952,262
      Accrued expenses and other liabilities                    323,376            236,058
      Accrued employee benefit plan contribution                250,000            300,000
      Federal income tax payable                                 27,995             22,015
      Note payable                                            4,730,000          4,126,000
      Current maturities of long-term debt                      136,202             51,881
                                                           ------------       ------------
          TOTAL CURRENT LIABILITIES                           9,878,446          8,688,216

LONG-TERM LIABILITIES:
      Long-term debt, less current maturities                 2,607,173          2,023,392
                                                           ------------       ------------
          TOTAL LIABILITIES                                  12,485,619         10,711,608

STOCKHOLDERS' EQUITY:
      Common stock                                              473,770            461,790
      Additional paid-in capital                              2,011,112          1,923,059
      Retained earnings                                         764,970            487,895
                                                           ------------       ------------
          TOTAL STOCKHOLDERS' EQUITY                          3,249,852          2,872,744
                                                           ------------       ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 15,735,471       $ 13,584,352
                                                           ============       ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                              1996               1995
                                                              ----               ----
NET SALES                                                 $ 29,317,405       $ 25,098,920
COST OF GOODS SOLD                                          21,607,916         18,515,783
                                                          ------------       ------------
      Gross Profit                                           7,709,489          6,583,137

OPERATING EXPENSES                                           6,825,632          5,631,143
                                                          ------------       ------------
      Operating Profit                                         883,857            951,994

OTHER INCOME:
      Gain from disposition of assets                          220,059               --
      Interest income                                           20,713             32,644
      Partnership income                                        10,302              6,070
                                                          ------------       ------------
          Total Other Income                                   251,074             38,714

OTHER EXPENSES:
      Interest expense                                         612,863            531,815
      Employee benefit plan contribution                       250,000            300,000
      Other                                                      3,602             12,546
                                                          ------------       ------------
          Total Other Expenses                                 866,465            844,361
                                                          ------------       ------------

INCOME BEFORE PROVISION
      FOR INCOME TAXES                                         268,466            146,347

PROVISION FOR INCOME TAXES -
      Current (expense) benefit                                  8,609            (27,600)
                                                          ------------       ------------
NET INCOME                                                $    277,075       $    118,747
                                                          ============       ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                       ADDITIONAL                          TOTAL
                                        COMMON          PAID-IN          RETAINED       STOCKHOLDERS'
                                         STOCK          CAPITAL          EARNINGS          EQUITY
                                      ----------       ----------       ----------      -------------
BALANCE, DECEMBER 31, 1994            $  437,790       $1,744,259       $  369,148       $2,551,197

ISSUANCE OF 2,400 SHARES OF
      STOCK TO ESOP                       24,000          178,800             --            202,800

NET INCOME                                  --               --            118,747          118,747
                                      ----------       ----------       ----------       ----------

BALANCE, DECEMBER 31, 1995
      Common stock, $10 par
      value, 50,000 authorized,
      46,179 issued and
      outstanding                        461,790        1,923,059          487,895        2,872,744

ISSUANCE OF 1,198 SHARES OF
      STOCK TO ESOP                       11,980           88,053             --            100,033

NET INCOME                                  --               --            277,075          277,075
                                      ----------       ----------       ----------       ----------

BALANCE, DECEMBER 31, 1996
      Common stock, $10 par
      value, 50,000 authorized,
      47,377 issued and
      outstanding                     $  473,770       $2,011,112       $  764,970       $3,249,852
                                      ==========       ==========       ==========       ==========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                    1996                1995
                                                                    ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                $    277,075        $    118,747
      Adjustments to reconcile net income to net
          cash (used in) operating activities:
               Depreciation and amortization                         141,224             108,243
               Gain from disposition of assets                      (220,059)               --
               Loss on sale of assets                                  2,593              12,546
               Share of (income) from investment in
                   affiliated company                                (10,302)             (6,070)
               Decrease (increase) in assets:
                   Receivables                                      (542,625)           (117,794)
                   Inventory                                      (1,130,268)         (1,598,027)
                   Other assets                                      (59,313)            138,244
               Increase (decrease) in liabilities:
                   Accounts payable                                  458,611             288,784
                   Accrued expenses and other liabilities             87,318              (6,911)
                   Income taxes payable                                5,980              20,287
                   Other liabilities                                 (50,000)               --
                                                                ------------        ------------
                        Total adjustments                         (1,316,841)         (1,160,698)
                                                                ------------        ------------
               NET CASH (USED IN) OPERATING ACTIVITIES            (1,039,766)         (1,041,951)

CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital expenditures                                          (327,288)            (27,833)
      Investment in affiliated companies                            (165,872)           (171,846)

               NET CASH (USED IN) INVESTING ACTIVITIES              (493,160)           (199,679)
                                                                ------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Net borrowings of notes payable                                604,000           1,076,000
      Net borrowings of long-term debt                               593,587             (41,822)
      Proceeds from issuance of capital stock                        100,033             202,800
      Proceeds from insurance settlement                             251,834                --
      Proceeds from sale of assets                                       400                --
                                                                ------------        ------------
               NET CASH PROVIDED BY FINANCING ACTIVITIES           1,549,854           1,236,978

NET INCREASE (DECREASE) IN CASH
      AND CASH EQUIVALENTS                                            16,928              (4,652)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        13,019              17,671
                                                                ------------        ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                        $     29,947        $     13,019
                                                                ============        ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Allied Distributing Co. of Houston, Inc. (the parent) and its wholly owned subsidiary, Auto Parts Investment Group, Inc., (the subsidiary), collectively, the "Company". All intercompany transactions and balances have been eliminated in consolidation.

BUSINESS ACTIVITY

The parent Company distributes wholesale automotive supplies to retailers, primarily in the South and Central regions of Texas. The subsidiary consists of five retail automotive stores operating in the South and Central regions of Texas.

INVENTORY

Inventory of the parent is valued at the lower of last-in, first out (LIFO) cost or market. The LIFO reserve at December 31, 1996 and 1995 was $1,483,749 and $1,792,951, respectively.

Inventory of the subsidiary is stated at cost.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method.

INVESTMENT IN AFFILIATE

The parent Company owns 42.50% interest in ADCO Development Partnership (ADCO), a general partnership whose primary activity is to lease a building and equipment to the Company. This investment is stated at cost and adjusted for the Company's equity in undistributed income and losses since acquisition.

GOODWILL

Goodwill represents the excess of the cost of the Company acquired over the fair value of the net assets at date of acquisition and is being amortized on the straight-line method over forty years. Amortization for the years ended December 31, 1996 and 1995 was $1,741 for each year.


                                   Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

RECLASSIFICATIONS

Certain reclassifications have been made to the 1995 financial statements to conform with the 1996 financial statement presentation. Such reclassifications had no effect on net income as previously reported.

INCOME TAXES

Deferred tax assets and liabilities are based on differences between the financial statement bases of assets and liabilities and the tax bases of those same assets and liabilities. Deferred tax assets and liabilities at the end of each period are determined using the statutory tax rates in effect when these temporary differences are expected to reverse and are individually classified as current and noncurrent based on their characteristics. Deferred income tax expense is measured by the change in the net deferred income tax asset or liability during the year. Such assumptions have been considered in the calculation of deferred taxes.


NOTE 2 - PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment at December 31, 1996 and 1995 follows:

                                                              1996               1995
                                                              ----               ----
Land                                                      $     45,000       $     45,000
Automotive equipment                                           168,376             97,889
Data processing equipment                                      135,671            178,822
Building and improvements                                      502,469            385,449
Furniture and fixtures                                         517,678            406,319
                                                          ------------       ------------
                                                             1,369,194          1,113,479
Less accumulated depreciation                                 (667,250)          (639,086)
                                                          ------------       ------------
                                                          $    701,944       $    474,393
                                                          ============       ============

Depreciation expense for the years ended December 31, 1996 and 1995 was $139,483 and $106,502, respectively.


                                    Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - NOTES PAYABLE AND LONG-TERM DEBT

NOTES PAYABLE

The Company has a line of credit with a bank, secured by accounts receivable, inventory, real property, and the personal guarantees of four stockholders of the Company, maturing November 1, 1997. Interest accrues at one-half percent (.5%) over prime and is paid monthly. The maximum amount to be advanced is $4,500,000. The outstanding balance at December 31, 1996 and 1995 was $4,500,000 and $4,126,000, respectively.

During November, 1996, the Company obtained a second line of credit, secured by inventory, accounts receivable, and the personal guarantee of a stockholder. Interest accrues at one-half percent (.5%) over prime and is paid monthly. The maximum amount to be advanced is $250,000. The outstanding balance at December 31, 1996 was $230,000.

In January, 1997, the lines of credit mentioned above were combined and renewed. The maximum amount to be advanced is $4,750,000, maturing October 1, 1997 at an interest rate of one-half percent (.5%) over prime paid monthly, secured by inventory, accounts receivable, real property, and the personal guarantees of four stockholders.

Additionally, in January, 1997, the Company obtained a promissory note from a bank in the amount of $1,000,000 payable in 20 principal payments of $5,200 plus interest monthly and one final principal and interest payment of $902,907, maturing October, 1998. Interest accrues at one percent (1%) over prime. The note is secured by inventory and accounts receivable. Principal maturities of the note during 1997 and 1998 are $57,200 and $942,800, respectively.

The Company is subject to certain covenants pursuant to the line of credit agreement. The Company was in compliance with, or has obtained a waiver from, these covenants at December 31, 1996.


                                    Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - NOTES PAYABLE AND LONG-TERM DEBT - (CONTINUED)

LONG-TERM DEBT
--------------
                                                                            1996               1995
                                                                            ----               ----
      Notes payable to stockholders and other
          related parties with interest only due,
          paid monthly at 10.0% and maturing
          March 15,1998. The notes are renewable
          and not collateralized.                                        $2,150,500         $1,912,000

      Note payable to individual, payable in monthly
          installments of $4,055 including interest at
          8% and maturing January, 1999. The note is
          unsecured but jointly and severally guaranteed
          by the parent Company.                                             94,517            139,759

      Notepayable to a company, payable in monthly
          installments of $1,039 including interest at
          6.5%, maturing February, 1998, secured by
          equipment.                                                         12,213             23,514

      Note payable to a company, payable in monthly
          installments of $3,258 plus interest at 1/2%
          plus prime, maturing January, 2003, secured by
          inventory, fixtures, equipment, supplies and
          goodwill.                                                         237,800               --

      Note payable to a company, payable in monthly
          installments of $2,448 plus interest at 1/2%
          plus prime, maturing January, 2003, secured by
          inventory, fixtures, equipment, supplies and
          goodwill.                                                         178,684               --

      Note payable to a financial institution, payable
          in monthly installments of $356 including
          interest at 10.25%, maturing February, 1999,
          secured by a vehicle.                                              17,586               --


                                   Continued

            ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - NOTES PAYABLE AND LONG-TERM DEBT - (CONTINUED)

LONG-TERM DEBT
--------------
                                                                         1996          1995
                                                                         ----          ----
      Note payable to a financial institution, payable
          in monthly installments of $337 including
          interest at 11.5%, maturing April, 1999,
          secured by a vehicle.                                      $    18,364    $     --

      Note payable to a bank, payable in monthly
          installments of $744 including interest at
          9.5%, maturing July, 2001, secured by a
          vehicle.                                                        33,711          --
                                                                     -----------    ----------
               Total long-term debt                                    2,743,375     2,075,273
               Less current portion                                     (136,202)      (51,881)
                                                                     -----------    ----------
      Long-term debt, net of current portion                         $ 2,607,173    $2,023,392
                                                                     ===========    ==========


Principal maturities of long-term debt during subsequent years are as follows:

                       YEAR                                              AMOUNT
                       ----                                              ------
                       1997 ..................................        $   136,202
                       1998 ..................................          2,277,274
                       1999 ..................................            105,748
                       2000 ..................................             76,489
                       2001 ..................................             73,478
                       Thereafter ............................             74,184
                                                                      -----------
                                                                      $ 2,743,375
                                                                      ===========

Interest paid or accrued to stockholders and other related parties for the years ended December 31, 1996 and 1995 was $208,175 and $198,378, respectively.


                                   Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - COMMITMENTS

Allied Distributing Co. of Houston, Inc., under a guarantee agreement dated October 1, 1982, guaranteed $3,000,000 of Industrial Development Revenue Bonds issued by the Harris County Industrial Development Corporation to Adco Development Partnership (a general partnership, in which the Company and certain stockholders of the Company are partners). The funds were used to finance the acquisition and improvements of a building which is leased to the Company by Adco Development Partnership. The monthly repayments are $19,230 principal plus interest through December 1, 1997.

Certain covenants of the guarantee agreement are in effect while the bonds are outstanding, unless the purchaser gives prior written consent. The covenants are as follows:

     1. No dividends will be paid on any shares of capital stock, and bonuses and salaries for officers and stockholders in the aggregate is limited to not more than $607,200.

     2. No capital expenditures will be made in any calendar year in excess of $75,000.

     3. The Company must maintain tangible net worth of not less than $700,000.

Future minimum payments under the lease agreement between the Company and Adco Development Partnership are as follows:

              YEAR                                              AMOUNT
              ----                                              ------
              1997  .......................................    $144,000
              1998  .......................................     132,000
                                                               --------
                                                               $276,000
                                                               ========


The total payments were $165,872 and $171,846 for the years ended December 31, 1996 and 1995, respectively. These amounts include rent, insurance and real estate taxes which are included in warehouse and delivery expense.


                                   Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - EMPLOYEE  BENEFIT  PLAN

Effective January 1, 1985 the Company converted its Profit Sharing Plan into an Employee Stock Ownership Plan (ESOP). The ESOP was adopted as an amendment to the Company's present Profit Sharing Plan and the assets under the Profit Sharing Plan were transferred to the Trustee under the amended plan. Pursuant to terms of the ESOP, all of the non-voting Class B common shares were converted to voting Class A common shares during 1985. The original purchase for the ESOP in 1985 consisted of 4,000 and 4,152 shares of common stock from the Company and the stockholders, respectively.

All employees with three months or more of employment are considered participants in the amended plan. Contributions to the ESOP are determined by resolution of the Company's Board of Directors and benefits are paid at retirement or death.

In September, 1996, the Company contributed 1,198 shares of its stock to the plan at a value of $11,980 plus additional paid-in capital of $88,053 and cash in the amount of $199,967 for a total of $300,000 which was accrued as of December, 1995. The Company's contribution to the ESOP for the year ended December 31, 1996 is $250,000 which is reflected as an accrual in the financial statement.


NOTE 6 - ADDITIONAL CASH FLOW DISCLOSURES

                                                                    1996            1995
                                                                    ----            ----
      Cash paid for interest and income
        taxes is as follows:

           Interest                                               $609,952        $541,557
                                                                  ========        ========
           Income Taxes Paid                                      $ 57,461        $  7,313
                                                                  ========        ========

For purposes of the Statement of Cash Flows, cash and cash equivalents include any highly liquid debt instruments with an original maturity date of three months or less, cash on hand and amounts due from banks, including certificates of deposit.


                                   Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - INVESTMENT IN AFFILIATED COMPANIES

Undistributed losses of Adco Development Partnership included in retained earnings were $24,111 and $34,413 at December 31, 1996 and 1995, respectively. Following is a summary of condensed financial information pertaining to Adco Development Partnership.

                                                              1996               1995
                                                          ------------       ------------
Current assets                                            $     31,612       $     25,764
Other assets                                                 1,665,662          1,715,861
                                                          ------------       ------------
                                                          $  1,697,274       $  1,741,625
                                                          ============       ============

Current liabilities                                       $       --         $       --
Other liabilities                                              230,880            461,640
Partners' capital                                            1,466,394          1,279,985
                                                          ------------       ------------
                                                          $  1,697,274       $  1,741,625
                                                          ============       ============

The Company owns one (1) share of Auto Value Associates, Inc., a corporation which provides the automotive parts and supplies bearing its trademark and service marks. This investment is being carried at cost.


                                   Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - FEDERAL INCOME TAXES

The following is a reconciliation between the expected tax provision using federal statutory income tax rates and the actual provision for income taxes:

                                                               1996               1995
                                                               ----               ----
Statutory rate                                                      34%                27%

Expected tax (expense) benefit provision                  $    (91,278)      $    (40,325)
Depreciation and amortization                                  (12,360)            (2,350)
Inventory valuation                                            (22,870)             8,822

Bad debt expense                                                 3,657             (6,596)
Nondeductible expenses                                          (3,996)            (1,039)
Net operating loss carryforward                                 59,402               --

Alternative minimum taxable credit                              48,766               --
Alternative minimum tax in excess of regular tax                  --               (6,913)
Net operating loss benefit - subsidiary                         20,543               --
Subsidiary effective tax rate differential                        --                6,335

Other                                                            6,745             14,466
                                                          ------------       ------------
Actual provision for income taxes                         $      8,609       $    (27,600)
                                                          ============       ============


                                   Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - FEDERAL INCOME TAXES - (CONTINUED)

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (using accelerated depreciation methods for tax purposes), the allowance for doubtful accounts (deductible for financial statement purposes but not for income tax purposes) and the capitalization of certain general and administrative expenses in inventory for tax purposes while deducting the same expenses for financial purposes.

The above deferred tax assets at December 31, 1996 for the parent company are included in other assets on the financial statements. At December 31, 1995, no provision for deferred taxes was made due to the immaterial net tax effect of all cumulative timing differences.

The subsidiary Company has elected to file a separate return from the parent. The subsidiary has net operating (loss) income of $(104,607) and $51,241 for Federal income tax purposes for the years 1996 and 1995, respectively. The subsidiary's 1996 net operating loss of $104,607 resulted in a tax benefit totaling $20,543. The subsidiary elected to carryback $1,822 of the net operating loss to 1995 which is included in other receivables and carryforward the remaining benefit of $18,631 which is included in other assets.

NOTE 9 - OPERATING LEASES

The Company leases warehouse and office facilities in Austin and San Antonio. Additionally, the Company leases retail space in Brenham, Goliad, Port Lavaca, Palacios and Bacliff, Texas with minimum annual payments as follows:

          YEAR ENDED DECEMBER 31,                           AMOUNT
          -----------------------                           ------
          1997 ....................................        $148,860
          1998 ....................................         136,240
          1999 ....................................          61,400
          2000 ....................................          38,400
          2001 ....................................           1,400
                                                           --------
                                                           $386,300
                                                           ========

See Note 5 for the minimum annual payments related to the Houston location.


                                   Continued

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - SUBSEQUENT EVENTS

During February, 1997, the Company purchased a retail automotive store in Texas for a total amount of $291,248. The purchase price was paid in the form of two promissory notes bearing interest at the rate of 8% per annum maturing March, 2007, and March, 2000, respectively. The first six installments are interest only. The remaining payments of $1,755 and $5,587, including interest, respectively, are to be amortized over the term of the notes.

Principal maturities of the long-term debt described above are as follows:

             YEAR                                          AMOUNT
             ----                                          ------
             1997 ................................        $ 16,308
             1998 ................................          68,579
             1999 ................................          74,275
             2000 ................................          28,790
             2001 ................................          13,272
             Thereafter ..........................          90,024
                                                          --------
                                                          $291,248
                                                          ========

NOTE 11 - CONTINGENCY

The IRS is currently examining the Company's federal income tax returns for the years 1994 and 1995. The IRS has proposed certain adjustments to the returns that would result in additional income tax due. The Company is currently contesting these proposed adjustments, and in our opinion as the Company's tax expert, the resulting settlement of additional tax due would not be material. The accompanying financial statements do not reflect an accrual for any potential additional income tax as a result of this IRS examination.

                            SUPPLEMENTARY INFORMATION

                          INDEPENDENT AUDITORS' REPORT
                          ON SUPPLEMENTARY INFORMATION


The Board of Directors
Allied Distributing Co. of Houston, Inc. and Subsidiary
Houston, Texas

Our report on our audits of the basic financial statements of Allied Distributing Co. of Houston, Inc. and Subsidiary as of December 31, 1996 and 1995 appears on page two. The audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Consolidated Statements of Operating Profit by Location is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                           /s/ HILL, LONG, FRIERSON & CO., P.C.


Houston, Texas
June 2, 1997

             ALLIED DISTRIBUTING CO. OF HOUSTON, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATING PROFIT BY LOCATION
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                              1996               1995
                                                              ----               ----
NET SALES
      Houston automotive warehouse                        $ 14,970,935       $ 13,960,083
      Austin automotive warehouse                            2,192,874          2,026,293
      Houston autobody warehouse                             5,039,414          5,209,225
      San Antonio automotive warehouse                       4,626,542          3,299,578
      Subsidiary                                             2,487,640            603,741
                                                          ------------       ------------
                                                            29,317,405         25,098,920
COST OF GOODS SOLD                                          21,607,916         18,515,783
                                                          ------------       ------------
          GROSS PROFIT                                       7,709,489          6,583,137
                                                          ------------       ------------
OPERATING EXPENSES
      Selling                                                  968,039            915,223
      Houston automotive warehouse                           1,894,507          1,688,790
      Austin automotive warehouse                              283,786            262,388
      Houston autobody warehouse                               412,135            403,136
      San Antonio automotive warehouse                         550,196            410,918
      Subsidiary                                               799,512            187,599
      General and administrative                             1,776,233          1,654,846
      Depreciation and amortization                            141,224            108,243
                                                          ------------       ------------
                                                             6,825,632          5,631,143
                                                          ------------       ------------
          OPERATING PROFIT                                $    883,857       $    951,994
                                                          ============       ============

ALLIED DISTRIBUTING COMPANY OF HOUSTON, INC.
AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS


                                                               SEPTEMBER 30,      DECEMBER 31,
ASSETS                                                             1998               1997*
                                                               -------------      ------------
                                                                (UNAUDITED)
                                                                       (IN THOUSANDS)
CURRENT ASSETS:
  Cash                                                         $        134       $        160
  Trade accounts receivable                                           5,308              3,924
  Inventories                                                        11,269             11,017
  Prepaid expenses and other current assets                              58                  5
                                                               ------------       ------------
          Total current assets                                       16,769             15,106

INVESTMENT IN AFFILIATED COMPANIES                                    2,348              2,326

PROPERTY AND EQUIPMENT - net                                            693                705

OTHER                                                                    70                214
                                                               ------------       ------------
TOTAL                                                          $     19,880       $     18,351
                                                               ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                             $      7,710       $      5,715
  Accrued expenses                                                      296                698
  Notes payable and current portion of long-term debt                 4,122              5,248
                                                               ------------       ------------
           Total current liabilities                                 12,128             11,661

LONG-TERM DEBT, less current portion                                  4,226              3,110

COMMITMENTS AND CONTINGENCIES                                           --                 --

STOCKHOLDERS' EQUITY:
  Common stock, $10 par value, 50,000 shares authorized,
    49,427 shares issued                                                494                494
  Additional paid-in capital                                          2,166              2,166
  Retained earnings                                                     866                920
                                                               ------------       ------------
          Total stockholders' equity                                  3,526              3,580
                                                               ------------       ------------
TOTAL                                                          $     19,880       $     18,351
                                                               ============       ============

*The balance sheet at December 31, 1997 has been taken from the audited balance sheet at that date.

See notes to condensed consolidated financial statements.

ALLIED DISTRIBUTING COMPANY OF HOUSTON, INC.
AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              1998               1997
                                                          ------------       ------------
                                                                  (In Thousands)
NET SALES                                                 $     29,905       $     26,242

COST OF GOODS SOLD                                              22,497             19,410
                                                          ------------       ------------
           Gross profit                                          7,408              6,832

OPERATING, SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                                        6,909              6,202
                                                          ------------       ------------
EARNINGS FROM OPERATIONS                                           499                630

NET INTEREST EXPENSE                                               558                525
                                                          ------------       ------------
INCOME (LOSS) BEFORE INCOME TAXES (CREDIT)                         (59)               105

INCOME TAXES (CREDIT)                                               (5)                20
                                                          ------------       ------------
NET INCOME (LOSS)                                         $        (54)      $         85
                                                          ============       ============

See notes to condensed consolidated financial statements.

ALLIED DISTRIBUTING COMPANY OF HOUSTON, INC.
AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                               1998                1997
                                                           ------------        ------------
                                                                    (IN THOUSANDS)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        $         57        $       (370)
                                                           ------------        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net                          (93)                (50)
  Investment in affiliated companies                               --                  (100)
                                                           ------------        ------------
           Net cash used in investing activities                    (93)               (150)
                                                           ------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES -
  Net proceeds from notes payable and long-term debt                 10                 570
                                                           ------------        ------------
NET INCREASE (DECREASE) IN CASH                                     (26)                 50

CASH, BEGINNING OF PERIOD                                           160                  30
                                                           ------------        ------------
CASH, END OF PERIOD                                        $        134        $         80
                                                           ============        ============

See notes to condensed consolidated financial statements.

ALLIED DISTRIBUTING COMPANY OF HOUSTON, INC.
AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of Regulation S-X. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire year. These condensed consolidated financial statements should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 1997 included elsewhere herein.


                                     ******

RANKIN AUTOMOTIVE GROUP, INC.

PRO FORMA CONDENSED FINANCIAL STATEMENTS


The unaudited Pro Forma Condensed Balance Sheet gives effect to acquisitions by the Company of the auto parts distribution center and stores operated by US Parts Corporation ("US Parts") on March 10, 1999, Automotive & Industrial Supply Co., Inc. (A&I) on March 11, 1999, and Allied Distributing Company of Houston, Inc. and its subsidiary, Auto Parts Investment Group, Inc (Allied") on April 27, 1999 as if they had occurred on November 25, 1998. The unaudited Pro Forma Condensed Statement of Operations for the nine months ended November 25, 1998 gives effect to the acquisitions referred to above as well as auto parts distribution center operated by A.P.S., Inc. ("A.P.S.") in Monroe, Louisiana ("Monroe DC") on October 13, 1998 as if they had occurred on February 26, 1998. The unaudited Pro Forma Condensed Statement of Operations for the year ended February 25, 1998 gives effect to the acquisitions as if they had occurred on February 26, 1997.

The unaudited Pro Forma Condensed Financial Statements are based on (i) the Company's audited Statement of Operations for the year ended February 25, 1998, unaudited Statement of Operations for the nine months ended November 25, 1998 and unaudited Balance Sheet as of November 25, 1998 and the (ii) US Parts, A&I, and Allied audited Statements of Income for the year ended December 31, 1997, unaudited Statements of Income for the nine months ended September 30, 1998 and unaudited Balance Sheets as of September 30, 1998 and (iii) the Monroe DC's audited Statement of Income for the year ended January 31, 1998 and unaudited Statement of Income for the seven and one-half months ended September 15, 1998.

The acquisitions are being accounted for under the purchase method of accounting. The total purchase prices for the acquisitions are being allocated to tangible and identifiable intangible assets and liabilities based on management's preliminary estimates of their fair values. The Company is currently evaluating the fair market value of the assets purchased and liabilities assumed and will make appropriate adjustments as soon as those evaluations are complete.

The Company acquired the US Parts, A&I, Allied and the Monroe DC with the intent of being able to purchase merchandise at a lower cost and of gaining other operating efficiencies. No adjustments have been made to reflect these potential savings, if any, in these pro forma financial statements since management of the Company has no objective basis to arrive at the exact amount of these potential savings.

The unaudited Pro Forma Condensed Financial Statements do not purport to be indicative of the combined results of operations that actually would have occurred if the transactions described above had been effected at the dates indicated or to project future results of operations for any period. The unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the Company's audited financial statements included in it's Form 10-KSB for the year ended February 25, 1998, the Company's unaudited financial statements included in its Form 10-Q for the quarter ended November 25, 1998, the US Parts audited financial statements for the years ended December 31, 1998 and 1997 included herein, the A&I audited financial statements for the year ended December 31, 1998, the Allied audited financial statements for the year ended December 31, 1997 included herein and the Monroe DC's audited financial statements for the year ended January 31, 1998 included in the Company's Form 8-K filed in December 1998.

Readers of these pro forma financial statements should consider that operating results for interim periods are not necessarily indicative of the results that may be expected for the entire year.

RANKIN AUTOMOTIVE GROUP, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
NOVEMBER 25, 1998 (IN THOUSANDS)


                                                                US
ASSETS                                          RANKIN         PARTS          A&I         ALLIED
                                                                (2)           (2)          (2)
CURRENT ASSETS:
  Cash                                        $      396    $       13    $       42   $      134
  Accounts receivable                              3,627         3,263           683        5,308
  Inventories                                     18,074        13,254         2,913       11,269
  Prepaid expenses and other current assets          292           220           121           58
                                              ----------    ----------    ----------   ----------
          Total current assets                    22,389        16,750         3,759       16,769

PROPERTY AND EQUIPMENT, Net                        2,229           765           387          693

OTHER NONCURRENT ASSETS                              289                         137        2,348

INTANGIBLE ASSETS                                    594            44            32           70
                                              ----------    ----------    ----------   ----------
TOTAL                                         $   25,501    $   17,559    $    4,315   $   19,880
                                              ==========    ==========    ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, trade                     $    4,561    $    4,965    $      979   $    7,710
  Accrued expenses                                   503         1,238           211          296
  Notes payable and current portion of
    long-term debt                                   295           120         1,825        4,122
                                              ----------    ----------    ----------   ----------
           Total current liabilities               5,359         6,323         3,015       12,128

LONG-TERM DEBT, less current portion               7,216         4,570           490        4,226

STOCKHOLDERS' EQUITY:
  Common stock                                        46             1             1          494
  Additional paid-in capital                      13,084           610                      2,166
  Retained earnings (accumulated deficit)             (9)        6,055           905          866
  Treasury stock                                    (195)                        (96)
                                              ----------    ----------    ----------   ----------
                                                  12,926         6,666          810         3,526
                                              ----------    ----------    ----------   ----------
TOTAL                                         $   25,501    $   17,559    $    4,315   $   19,880
                                              ==========    ==========    ==========   ==========

                                                                PRO FORMA ADJUSTMENTS
                                              ----------------------------------------------------------        PRO FORMA
                                                 US                                                                AS
                                                PARTS           A&I            ALLIED           TOTAL           ADJUSTED
CURRENT ASSETS:
  Cash                                        $     --      $      (34)      $     --          $     (34)(4)   $      551
  Accounts receivable                                                                               --             12,881
  Inventories                                                                     1,700            1,700 (3)       47,210
  Prepaid expenses and other current assets                       (116)                             (116)(4)          575
                                              ----------    ----------       ----------       ----------       ----------
          Total current assets                      --            (150)           1,700            1,550           61,217

PROPERTY AND EQUIPMENT, Net                                                         293              293 (3)        4,367

OTHER NONCURRENT ASSETS                                           (111)          (2,348)          (2,459)(4)          315

INTANGIBLE ASSETS                                  2,900           838              (70)           3,668 (6)        4,408
                                              ----------    ----------       ----------       ----------       ----------
TOTAL                                         $    2,900    $      577       $     (425)      $    3,052       $   70,307
                                              ==========    ==========       ==========       ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, trade                     $     --      $     --         $     --         $     --         $   18,215
  Accrued expenses                                   300                                             300            2,548
  Notes payable and current portion of
    long-term debt                                              (1,765)          (3,822)          (5,587)(5)          775
                                              ----------    ----------       ----------       ----------       ----------
           Total current liabilities                 300        (1,765)          (3,822)          (5,287)          21,538

LONG-TERM DEBT, less current portion               8,000         2,952            6,923           17,875           34,377

STOCKHOLDERS' EQUITY:
  Common stock                                         5                           (494)            (489)(8)           53
  Additional paid-in capital                         650           199           (2,166)          (1,317)(8)       14,543
  Retained earnings (accumulated deficit)         (6,055)         (905)            (866)          (7,826)(8)           (9)
  Treasury stock                                                    96                                96 (8)         (195)
                                              ----------    ----------       ----------       ----------       ----------
                                                  (5,400)         (610)          (3,526)          (9,536)          14,392
                                              ----------    ----------       ----------       ----------       ----------
TOTAL                                         $    2,900    $      577       $     (425)      $    3,052       $   70,307
                                              ==========    ==========       ==========       ==========       ==========


See notes to unaudited pro forma condensed balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

(1) On October 13, 1998, the Company acquired the auto parts distribution center operated by A.P.S., Inc. ("APS") in Monroe, Louisiana ("Monroe DC"). The total purchase price approximated $7.3 million consisting of $5.8 million and a note payable to A.P.S., Inc. totaling $1.5 million with 10% interest for 30 days.

      On March 10, 1999, the Company acquired from US Parts Corporation its auto parts distribution center located in Houston, Texas as well as the seventeen stores that it operates throughout Houston. The total purchase price included 600,000 shares of Rankin Automotive Group, Inc. common stock, $13.6 million of cash (including $5.6 million to repay certain of US Parts' obligations), issuance of a note payable for $40 thousand, the assumption of certain liabilities estimated at $4.5 million and certain other consideration. The cash portion of the purchase price was paid using proceeds from a credit facility established by the Company with Heller Financial, Inc.

      On March 11, 1999, the Company acquired from Automotive & Industrial Supply Co., Inc. (A&I) its auto parts distribution center located in Shreveport, Louisiana as well as the three stores that it operates in Shreveport and the store it operates in Marshall, Texas. The total purchase price included 51,613 shares of Rankin Automotive Group, Inc. common stock, $3.4 million of cash, the assumption of certain liabilities estimated at $1.2 million and certain other consideration. The cash portion of the purchase price was paid using proceeds from a credit facility established by the Company with Heller Financial, Inc.

      On April 27, 1999, the Company acquired from Allied Distributing Company of Houston, Inc. and its subsidiary, Auto Parts Investment Group, Inc., its auto parts distribution center and automotive paint division located in Houston, Texas and its auto parts distribution center in San Antonio as well as nine stores that it operates throughout Central and South Texas. The total purchase price included $9.7 million of cash (including $8.4 million to repay certain of Allied's obligations), the assumption of certain liabilities estimated at $7.5 million and certain other consideration. The cash portion of the purchase price was paid using proceeds from a credit facility established by the Company with Heller Financial, Inc.

(2) Represents the historic balance sheet of US Parts, A&I, and Allied as of September 30, 1998.

(3)   Adjustment of historic cost to estimated fair value

(4)   Elimination of assets not to be purchased

(5) Adjustment to reflect the incurrence of borrowings under the Company's line of credit with Heller to finance the cost of the US Parts, A&I, and Allied acquisitions, net of amounts of other borrowings repaid.

(6) Adjustment to reflect goodwill in connection with the US Parts and A&I acquisitions.

(7)   Other adjustments

(8) To eliminate historic stockholders' equity accounts of US Parts, A&I, and Allied, net of the effect of the value of 600,000 shares issued in connection with the US Parts acquisition and 51,613 shares issued in connection with the A&I acquisitions.

RANKIN AUTOMOTIVE GROUP, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED FEBRUARY 25, 1998 (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                                          PRO FORMA
                                                   MONROE     US                            PRO FORMA        AS
                                       RANKIN        DC      PARTS      A&I      ALLIED    ADJUSTMENTS    ADJUSTED
                                                    (1)       (3)       (3)       (3)
NET SALES                             $ 38,656    $22,211  $ 33,932   $ 7,385    $35,428   $(12,000)(5)   $ 125,612

COST OF GOODS SOLD                      25,824     17,577    21,626     4,743     26,221    (12,000)(5)      83,991
                                      --------    -------   -------   -------    -------   --------       ---------
    Gross profit                        12,832      4,634    12,306     2,642      9,207       --            41,621

OPERATING, SELLING, GENERAL
  AND ADMINISTRATIVE EXPENSES           13,628      3,768    10,342     2,582      8,315         15 (6)      38,650
                                      --------    -------   -------   -------    -------   --------       ---------
    Earnings (loss) from operations       (796)       866     1,964        60        892        (15)          2,971
                                      --------    -------   -------   -------    -------   --------       ---------
INTEREST EXPENSE                            52       --         397       206        712      1,700 (7)       3,067
                                      --------    -------   -------   -------    -------   --------       ---------
EARNINGS (LOSS) BEFORE INCOME
  TAXES (CREDIT)                          (848)       866     1,567      (146)       180     (1,715)            (96)

INCOME TAXES (CREDIT)                      (60)       300      --        --           25       (275)(8)         (10)
                                      --------    -------   -------   -------    -------   --------       ---------
NET EARNINGS (LOSS)                   $   (788)   $   566   $ 1,567   $  (146)   $   155   $ (1,440)      $     (86)
                                      ========    =======   =======   =======    =======   ========       =========
NET LOSS PER COMMON
  SHARE                               $   (.17)                                                           $    (.02)
                                      ========                                                            =========
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                     4,539                                                                5,191
                                      ========                                                            =========


See notes to unaudited pro forma condensed statements of operations.

RANKIN AUTOMOTIVE GROUP, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
NINE MONTHS ENDED NOVEMBER 25, 1998 (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                                                 PRO FORMA
                                                         MONROE      US                            PRO FORMA        AS
                                              RANKIN       DC      PARTS      A&I      ALLIED     ADJUSTMENTS    ADJUSTED
                                                          (2)       (4)       (4)       (4)
NET SALES                                    $ 30,270   $12,100   $37,609   $ 6,452   $ 29,905    $ (6,700)(5)   $ 109,636

COST OF GOODS SOLD                             19,327     9,900    23,554     4,077     22,497      (6,700)(5)      72,655
                                             --------   -------   -------   -------   --------    --------       ---------
           Gross profit                        10,943     2,200    14,055     2,375      7,408        --            36,981

OPERATING, SELLING, GENERAL
  AND ADMINISTRATIVE EXPENSES                  10,416     1,955    10,223     1,905      6,909          10 (6)      31,418
                                             --------   -------   -------   -------   --------    --------       ---------
           Earnings from operations               527       245     3,832       470        499         (10)          5,563
                                             --------   -------   -------   -------   --------    --------       ---------
INTEREST EXPENSE                                  245      --         306       181        558       1,050 (7)       2,340
                                             --------   -------   -------   -------   --------    --------       ---------
EARNINGS (LOSS) BEFORE INCOME
  TAXES                                           282       245     3,526       289        (59)     (1,060)          3,223

INCOME TAXES (CREDIT)                            --          85      --        --           (5)      1,020 (8)       1,100
                                             --------   -------   -------   -------   --------    --------       ---------
NET EARNINGS (LOSS)                          $    282   $   160   $ 3,526   $   289   $    (54)   $ (2,080)      $   2,123
                                             ========   =======   =======   =======   ========    ========       =========
NET EARNINGS PER COMMON
  SHARE                                      $    .06                                                            $     .41
                                             ========                                                            =========
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                            4,535                                                                5,187
                                             ========                                                            =========


See notes to unaudited pro forma condensed statements of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

(1) Represents the historical results of operations of the Monroe DC for the year ended January 31, 1998.

(2) Represents the historical results of operations of the Monroe DC for the seven and one half month months ended September 15, 1998.

(3) Represents the historical results of operations of US Parts, A&I and Allied for the year ended December 31, 1997.

(4) Represents the historical results of operations of US Parts, A&I and Allied the for the nine months ended September 30, 1998.

(5) Adjustment to eliminate sales from Monroe DC to the Company and related cost of goods sold recorded by the Company.

(6) Adjustment to reflect the amortization expense of intangible assets in connection with the US Parts, A&I and Allied acquisitions, net of amortization of the recently determined negative goodwill relating to the Monroe DC acquisition and certain other adjustments of approximately $70,000.

(7) Adjustment to reflect the increase in interest on debt that would have been incurred to finance the acquisition of US Parts, A&I, Allied and the Monroe DC if they had been acquired as of the beginning of the period presented.

(8)  Adjustment to income taxes due to pro forma adjustments.